Exhibit 32.1

Certification under Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Hampton Roads Bankshares, Inc. (the Company) of Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), we, Jack W. Gibson, Chief Executive Officer, and Donald W. Fulton, Jr., Chief Financial Officer, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(a) This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack W. Gibson
Jack W. Gibson
Chief Executive Officer
Date: March 08, 2005

/s/ Donald W. Fulton, Jr.
Donald W. Fulton, Jr.
Chief Financial Officer
Date: March 08, 2005

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